Exhibit 99.1

k

second QUARTER 2025 EARNINGS RESULTS

Sixth Street Specialty Lending, Inc. Reports Second Quarter Results; Declares a Third Quarter Base Dividend Per Share of $0.46, and a Second Quarter Supplemental Dividend Per Share of $0.05.

NEW YORK — July 30, 2025 — Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $0.54 per share and net income of $0.63 per share for the second quarter ended June 30, 2025. These results correspond to an annualized return on equity (ROE) on net investment income and net income of 12.7% and 14.7%, respectively.

Both net investment income per share and net income per share include approximately $0.02 per share of capital gains incentive fee expenses that were accrued, but not paid or payable, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception-to-date. Excluding the impact of the accrued capital gains incentive fee expenses, the Company’s adjusted net investment income and adjusted net income for the quarter ended June 30, 2025, were $52.3 million, or $0.56 per share, and $60.4 million, or $0.64 per share, respectively. These results correspond to an annualized return on equity (ROE) on adjusted net investment income and adjusted net income of 13.1% and 15.1%, respectively.

Reported net asset value (NAV) per share was $17.17 at June 30, 2025 as compared to NAV per share of $17.04 or an adjusted NAV per share of $16.98 at March 31, 2025 (which accounts for the impact of the $0.06 per share first quarter 2025 supplemental dividend). The main drivers of this quarter’s NAV per share growth were the continued overearning of the Company’s base quarterly dividend and net unrealized gains from investments.

The Company announced that its Board of Directors has declared a third quarter 2025 base dividend of $0.46 per share to shareholders of record as of September 15, 2025, payable on September 30, 2025, and a second quarter supplemental dividend of $0.05 per share to shareholders of record as of August 29, 2025, payable on September 19, 2025. Adjusted for the impact of the supplemental dividend related to this quarter’s earnings, the Company’s Q2 adjusted NAV per share was $17.12.

Net Investment Income Per Share
Q2 2025:	$0.54
Q2 2025 (adjusted):	$0.56

Net Income Per Share
Q2 2025:	$0.63
Q2 2025 (adjusted):	$0.64

Return on Equity
Q2 2025 (NII):	12.7%
Q2 2025 (NI):	14.7%
Q2 2025 (Adj. NII):	13.1%
Q2 2025 (Adj. NI):	15.1%

NAV
Q2 2025 ($MM):	$1,617.6
Q2 2025 (per share):	$17.17
Q2 2025 (per share, adj):	$17.12

Dividends Declared (per share)
Q2 2025 (Base):	$0.46
LTM Q2 2025 (Base):	$1.84
LTM Q2 2025 (Supplemental):	$0.23
LTM Q2 2025 (Total):	$2.07

Portfolio and Investment Activity

For the quarter ended June 30, 2025, new investment commitments totaled $297.7 million. This compares to $154.4 million for the quarter ended March 31, 2025.

For the quarter ended June 30, 2025, the principal amount of new investments funded was $208.6 million across thirteen new portfolio companies and four upsizes to existing portfolio companies. For this period, the Company had $388.7 million aggregate principal amount in exits and repayments. For the quarter ended March 31, 2025, the principal amount of new investments funded was $136.8 million across six new portfolio companies and four upsizes to existing portfolio companies. For this period, the Company had $269.6 million aggregate principal amount in exits and repayments.

As of June 30, 2025 and March 31, 2025, the Company had investments in 109 and 115 portfolio companies, respectively, with an aggregate fair value of $3,294.9 million and $3,412.0 million, respectively. As of June 30, 2025, the average investment size in each portfolio company was $30.2 million based on fair value.

As of June 30, 2025, the Company’s portfolio based on fair value consisted of 92.4% first-lien debt investments, 0.9% second-lien debt investments, 1.6% mezzanine debt investments, and 5.1% equity investments. As of March 31, 2025, the Company’s portfolio based on fair value consisted of 92.9% first-lien debt investments, 1.0% second-lien debt investments, 1.5% mezzanine debt investments, and 4.6% equity and other investments.

As of June 30, 2025, 96.5% of debt investments[1] based on fair value in the portfolio bore interest at floating rates with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of June 30, 2025 and March 31, 2025, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.7% and 12.1%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.0% and 12.3% for the quarter ended June 30, 2025 and March 31, 2025, respectively.

As of June 30, 2025 and March 31, 2025, 0.6% and 1.2% of the portfolio at fair value was on non-accrual status, respectively. The decline was driven by the restructuring of Lithium Technologies during the quarter, which is now paying cash interest and therefore has been removed from non-accrual status. No new investments were added to non-accrual status during the quarter.

Q2 2025 Origination Activity
Commitments:	$297.7MM
Fundings:	$208.6MM
Net Payoffs:	$180.0MM

Average Investment Size
$30.2MM
(0.9% of the portfolio at fair value)

First Lien Debt Investments (% FV)
92.4%

Floating Rate Debt Investments[1]
(% FV)
96.5%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	11.7%
Yield at Amortized Cost:	12.0%

1. Calculation includes income earning debt investments only.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED June 30, 2025

Total Investment Income
Total Investment Income

For the three months ended June 30, 2025 and 2024, investment income was $115.0 million and $121.8 million, respectively. The decrease in investment income was largely the result of lower interest rates, partially offset by higher activity-based fee income.

$115.0MM

Net Expenses
Net Expenses

Net expenses totaled $62.9 million and $65.4 million for the three months ended June 30, 2025 and 2024, respectively. The decrease in net expenses was primarily due to the downward movement in reference rates which decreased the Company’s weighted average interest rate on average debt outstanding.

$62.9MM

Debt and Capital Resources

As of June 30, 2025, the Company had $39.2 million in cash and cash equivalents (including $35.3 million of restricted cash), total principal value of debt outstanding of $1,757.1 million, and $1,148.2 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 6.3% and 6.4% for the three-month periods ended June 30, 2025 and March 31, 2025, respectively. At June 30, 2025, the Company’s debt to equity ratio was 1.09x, compared to 1.18x at March 31, 2025. Average debt to equity was 1.20x for the three-month period ended June 30, 2025, compared to 1.19x for the three-month period ended March 31, 2025.

Total Principal Debt Outstanding
$1,757.1MM

Debt-to-Equity Ratio
	Q2 2025 Quarter End:	1.09x
	Q2 2025 Average[1]:	1.20x
1.
Daily average debt outstanding during the quarter divided by the average net assets during the quarter. Average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at June 30, 2025 and changes to unfunded commitments since March 31, 2025.

$ Millions

Revolving Credit Facility[1]		Unfunded Commitment Activity
Revolver Capacity	$1,675	Unfunded Commitments (See Note 8 in 3/31/25 10-Q)	$323
Drawn on Revolver	($507)	Extinguished Unfunded Commitments	($41)
Unrestricted Cash Balance	$4	New Unfunded Commitments	$126
Issued Letters of Credit	($20)	Net Drawdown of Unfunded Commitments	($67)
Total Liquidity (Pre-Unfunded Commitments)	$1,152	Total Unfunded Commitments	$341
Available Unfunded Commitments[2]	($159)	Unavailable Unfunded Commitments[2]	($182)
Total Liquidity (Burdened for Unfunded Commitments)	$993	Available Unfunded Commitments[2]	$159

1.
Includes $150 million of non‐extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026.
2.
Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

At June 30, 2025, the Company’s funding mix was comprised of approximately 71% unsecured and 29% secured debt. As illustrated below, the Company’s nearest debt maturity is in August 2026 at $300 million, and the weighted average remaining life of investments funded with debt was ~2.5 years, compared to a weighted average remaining maturity on debt of ~3.9 years2.

1.
Includes $150 million of remaining non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026. The amount available may be subject to limitations related to the borrowing base under the Revolving Credit Facility, outstanding letters of credit and asset coverage requirements
2.
Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on July 31, 2025. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BI73c5fa5d5e2f499687125b817183a9f2. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	June 30, 2025	December 31, 2024	June 30, 2024
Investments at Fair Value	$3,294.9	$3,518.4	$3,317.1
Total Assets	$3,415.8	$3,582.2	$3,387.0
Net Asset Value Per Share	$17.17	$17.16	$17.19
Supplemental Dividend Per Share	$0.05	$0.07	$0.06
Adjusted Net Asset Value Per Share (1)	$17.12	$17.09	$17.13

Investment Income	$115.0	$123.7	$121.8
Net Investment Income	$50.8	$57.6	$55.1
Net Income	$59.0	$51.0	$47.4
Accrued Capital Gains Incentive Fee Expense	$1.4	$(1.0)	$(1.3)
Adjusted Net Investment Income (2)	$52.3	$56.6	$53.8
Adjusted Net Income (2)	$60.4	$50.0	$46.1

Net Investment Income Per Share	$0.54	$0.62	$0.59
Net Income Per Share	$0.63	$0.55	$0.51
Accrued Capital Gains Incentive Fee Expense Per Share	$0.02	$(0.01)	$(0.01)
Adjusted Net Investment Income Per Share (2)	$0.56	$0.61	$0.58
Adjusted Net Income Per Share (2)	$0.64	$0.54	$0.50

Annualized Return on Equity (Net Investment Income) (3)	12.7%	14.4%	13.9%
Annualized Return on Equity (Net Income) (3)	14.7%	12.8%	11.9%
Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	13.1%	14.2%	13.5%
Annualized Return on Equity (Adjusted Net Income) (2)(3)	15.1%	12.5%	11.6%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.7%	12.3%	13.8%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	12.0%	12.5%	13.9%
Percentage of Debt Investment Commitments at Floating Rates	96.5%	97.2%	99.6%

1.
Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.
Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.
3.
Return on equity is calculated using prior period’s ending net asset value per share.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,161,381 and $3,450,644, respectively)	$3,228,407	$3,453,317
Controlled, affiliated investments (amortized cost of $94,279 and $88,509, respectively)	66,498	65,095
Total investments at fair value (amortized cost of $3,255,660 and $3,539,153, respectively)	3,294,905	3,518,412
Cash and cash equivalents (restricted cash of $35,256 and $22,362, respectively)	39,169	27,328
Interest receivable	24,741	30,518
Prepaid expenses and other assets	57,033	5,967
Total Assets	$3,415,848	$3,582,225
Liabilities
Debt (net of deferred financing costs of $27,924 and $23,837, respectively)	$1,726,557	$1,901,142
Management fees payable to affiliate	12,620	12,953
Incentive fees on net investment income payable to affiliate	11,089	12,013
Incentive fees on net capital gains accrued to affiliate	2,822	5,071
Other payables to affiliate	5,360	3,635
Other liabilities	39,754	39,882
Total Liabilities	1,798,202	1,974,696
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 94,904,598 and 94,325,686 shares issued, respectively; and 94,240,348 and 93,661,436 shares outstanding, respectively	949	943
Additional paid-in capital	1,531,993	1,519,337
Treasury stock at cost; 664,250 and 664,250 shares held, respectively	(10,459)	(10,459)
Distributable earnings	95,163	97,708
Total Net Assets	1,617,646	1,607,529
Total Liabilities and Net Assets	$3,415,848	$3,582,225
Net Asset Value Per Share	$17.17	$17.16

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$98,684	$102,707	$202,877	$205,114
Paid-in-kind interest income	5,783	9,435	11,143	17,543
Dividend income	387	1,815	1,295	2,596
Other income	7,609	5,533	11,068	9,787
Total investment income from non-controlled, non-affiliated investments	112,463	119,490	226,383	235,040
Investment income from controlled, affiliated investments:
Interest from investments	2,549	2,320	4,977	4,551
Other income	3	5	4	8
Total investment income from controlled, affiliated investments	2,552	2,325	4,981	4,559
Total Investment Income	115,015	121,815	231,364	239,599
Expenses
Interest	33,647	39,234	66,617	78,266
Management fees	12,918	12,765	26,001	25,361
Incentive fees on net investment income	11,089	11,414	22,606	22,342
Incentive fees on net capital gains	1,438	(1,335)	(2,248)	(2,179)
Professional fees	2,561	2,115	4,521	3,866
Directors’ fees	248	207	496	428
Other general and administrative	1,280	1,343	2,617	2,627
Total expenses	63,181	65,743	120,610	130,711
Management and incentive fees waived (Note 3)	(297)	(297)	(706)	(694)
Net Expenses	62,884	65,446	119,904	130,017
Net Investment Income Before Income Taxes	52,131	56,369	111,460	109,582
Income taxes, including excise taxes	1,291	1,226	2,642	2,076
Net Investment Income	50,840	55,143	108,818	107,506
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	73,790	(7,852)	64,352	(17,166)
Controlled, affiliated investments	(2,987)	—	(4,366)	(2,381)
Translation of other assets and liabilities in foreign currencies	(25,764)	(1,641)	(36,807)	3,085
Total net change in unrealized gains (losses)	45,039	(9,493)	23,179	(16,462)
Realized gains (losses):
Non-controlled, non-affiliated investments	(36,803)	1,630	(35,688)	3,863
Foreign currency transactions	(73)	121	(352)	12
Total net realized gains (losses)	(36,876)	1,751	(36,040)	3,875
Total Net Unrealized and Realized Gains (Losses)	8,163	(7,742)	(12,861)	(12,587)
Increase (Decrease) in Net Assets Resulting from Operations	$59,003	$47,401	$95,957	$94,919
Earnings per common share—basic and diluted	$0.63	$0.51	$1.02	$1.04
Weighted average shares of common stock outstanding—basic and diluted	93,971,164	92,734,320	93,821,251	90,883,350

The Company’s investment activity for the quarter ended June 30, 2025 and 2025 presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2025	June 30, 2024
New investment commitments:
Gross originations (1)	$604.1	$1,858.8
Less: Syndications/sell downs (1)	306.4	1,627.8
Total new investment commitments	$297.7	$231.0
Principal amount of investments funded:
First-lien	$190.1	$163.6
Second-lien	—	—
Mezzanine	—	—
Equity and other	2.3	—
Structured Credit	16.2	—
Total	$208.6	$163.6
Principal amount of investments sold or repaid:
First-lien	$365.9	$265.2
Second-lien	3.4	—
Mezzanine	—	—
Equity and other	3.2	25.1
Structured Credit	16.2	—
Total	$388.7	$290.3
Number of new investment commitments in new portfolio companies	13	8
Average new investment commitment amount in new portfolio companies	$20.0	$21.2
Weighted average term for new investment commitments in new portfolio companies (in years)	6.2	6.1
Percentage of new debt investment commitments at floating rates	99.7%	100.0%
Percentage of new debt investment commitments at fixed rates	0.3%	—
Weighted average interest rate of new investment commitments	10.7%	11.6%
Weighted average spread over reference rate of new floating rate investment commitments	6.7%	6.6%
Weighted average interest rate on investments fully sold or paid down	12.2%	13.4%

1.
Includes affiliates of Sixth Street.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $115 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $115 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 690 team members including over 280 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as otherwise required by federal securities laws, the Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:

Cami VanHorn, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com